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                                                                   Exhibit 10.11

                        FIRST AMENDMENT TO SECOND AMENDED
                          AND RESTATED CREDIT AGREEMENT

         This First Amendment to the Second Amended and Restated Credit Agreement (the "Amendment") is entered into as of the 4th day of June, 2003, by and among Education Lending Services, Inc., a Delaware corporation (formerly known as Grad Partners, Inc.) ("ELS"), Student Loan Xpress, Inc. a Delaware corporation ("Xpress") and Fifth Third Bank, an Ohio banking corporation ("Lender").

         WHEREAS, ELS, Xpress and Lender are parties to the Second Amended and Restated Credit Agreement dated as of March 26, 2002 (the "Credit Agreement");

         WHEREAS, ELS, Xpress and Lender now desire to enter into this Amendment to reflect a change in the name of ELS since the date of execution of the Credit Agreement, to increase the amount of the Revolving Commitment and to make certain other revisions as provided below to the Credit Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

         1. Construction. All capitalized terms used herein, unless otherwise defined herein, shall have the meaning given to such terms in the Credit Agreement. By the execution of this Amendment, the parties hereby ratify, confirm and approve in all respects the Credit Agreement and all of its provisions. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its terms.

         2. Change of Name. The Credit Agreement is hereby amended by substituting Education Lending Services, Inc. for Grad Partners, Inc. and by substituting ELS for Grad Partners, wherever those terms appear.

         3. Definitions. Section 1 of the Credit Agreement is hereby amended by deleting the definition of Guarantor and replacing it with the following.

            "Guarantor" means Education Lending Group, Inc., a Delaware Corporation (formerly known as Direct III Marketing, Inc.).

         Section 1 of the Credit Agreement is further amended by deleting the definition of Guaranty and replacing it with the following.

            "Guaranty" means that certain Amended and Restated Continuing Guaranty Agreement, dated as of March 26, 2002, as amended from time to time by and between Direct III Marketing, Inc., a Delaware corporation, (now known as Education Lending Group, Inc.) and Fifth Third Bank, an Ohio banking corporation, for itself and as agent for any affiliate of Fifth Third Bancorp.

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         4. Revolving Credit Loans. Section 2.1(a) of the Credit Agreement is
hereby deleted in its entirety and replaced with the following:

            (a) Subject to the terms and conditions hereof and in reliance upon the representations and warranties of each Borrower herein, Lender hereby extends to the Borrowers a line of credit facility (the "Line of Credit") pursuant to which Lender, provided no Event of Default has occurred, shall make separate loans to either Borrower or both Borrowers on a revolving basis upon such Borrower's request from time to time during the term of this Agreement (the "Revolving Loans") in amounts not exceeding, in the aggregate, Nineteen Million Dollars and no/100 ($19,000,000) (the "Revolving Commitment"). The available amount that each Borrower may borrow under the Line of Credit at any one time shall not exceed $19,000,000, less all amounts then borrowed by and outstanding with respect to both Borrowers under the Line of Credit (the "Available Credit"). Lender may create and maintain reserves from time to time based on such credit and collateral considerations as Lender may deem appropriate. Each Borrower may borrow, prepay, in whole or in part, and reborrow under the Line of Credit; provided that, in the event that the principal amount of all Revolving Loans outstanding at any one time under the Line of Credit shall exceed $19,000,000, or in the event that either Borrower has exceeded its Available Credit, the Borrower whose borrowing caused such excess shall immediately repay the amount of such excess to Lender in cash. In the event such Borrower fails to pay such excess, Lender, may in its discretion, setoff such amount against such Borrower's accounts at Lender.

         5. Subsidiaries and Partnerships Section 3.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following.

            Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement, except that ELS is the sole member of Education Funding Resources, LLC, a Delaware limited liability company (formerly known as Grad Partners Premier, LLC) and is the sole member of Education Funding Capital I, LLC, a Delaware limited liability company.

         6. Acknowledgement of Recent Events. The parties acknowledge that the following events have occurred since the date of the Credit Agreement (i) ELS formed a new wholly-owned subsidiary, Education Funding Capital I, LLC which is the sole beneficiary of Education Funding Capital Trust I, a Delaware business trust (the "EFC Trust") and in May and August of 2002 the EFC Trust issued education loan backed notes in the aggregate principal amount of $1,025,000, and
(ii) on October 18, 2002 Education Funding Resources, LLC replaced its existing financing provided by Market Street Funding Corporation, an affiliate of PNC Bank, National Association, by entering into an Indenture among Education Funding Resources, LLC, certain lenders party thereto, Citicorp North America, Inc., as Agent, Fifth Third Bank, as Indenture Trustee and as Eligible Lender Trustee and ELS as Master Servicer (the "Citicorp Indenture") and in connection with the Citicorp Indenture ELS issued a Demand Note payable to Education Funding Resources, LLC, in the principal amount of $20,000,000.

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         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Second Amended and Restated Credit Agreement effective as of the date set forth above.

                            EDUCATION LENDING SERVICES, INC.
                            (formerly known as Grad Partners, Inc.)

                            By:  /s/ Perry D. Moore
                                 ------------------
                            Name: Perry D. Moore
                                  -----------------
                            Title: SVP - Finance
                                  -----------------

                            STUDENT LOAN XPRESS, INC.

                            By:  /s/ Perry D. Moore
                                 ------------------
                            Name: Perry D. Moore
                                  -----------------
                            Title: SVP - Finance
                                   ----------------

                            FIFTH THIRD BANK

                            By: /s/ Andrew K. Hauck
                                -------------------
                            Name: Andrew K. Hauck
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                            Title: Senior Vice President
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